Exhibit 99.1

Contacts:

James S. Scully
Chief Administrative Officer and
Chief Financial Officer
(212) 209-8040

Allison Malkin/Joe Teklits
ICR, Inc.
(203) 682-8200

J. CREW GROUP, INC. ANNOUNCES SECOND QUARTER FISCAL 2011 RESULTS

New York, NY – September 1, 2011 – J. Crew Group, Inc. today announced financial results for the three months (second quarter) and six months (first six months) ended July 30, 2011.

The results below for the first six months of fiscal 2011 reflect the Company’s performance for the “combined period” which consists of the period prior to its acquisition (“predecessor period”) by affiliates of TPG Capital, L.P. and Leonard Green & Partners, L.P. in the first quarter of fiscal 2011 and the period after completion of the acquisition on March 7, 2011 (“successor period”).

The combination of the predecessor and successor periods by adding the amounts to present (“combined”) totals is not consistent with GAAP and may yield results that are not comparable on a period-to-period basis due to the changes of accounting basis during these periods. For purposes of comparing results of operations for the first six months of fiscal 2011 to the comparable period in the prior year the Company believes that it is a meaningful comparison. Combined operating results (i) have not been prepared on a pro forma basis as if the acquisition occurred on the first day of the period, (ii) may not reflect the actual results we would have achieved absent the acquisition and (iii) may not be predictive of future results of operations.

Second Quarter highlights:

•

Revenues increased 7% to $435.0 million. Comparable company sales increased 3% in the second quarter. Comparable company sales increased 12% in the second quarter of fiscal 2010. Comparable company sales include comparable store sales, direct sales and shipping and handling revenues. Store sales increased 5% to $311.0 million, with comparable store sales increasing 1%. Comparable store sales increased 11% in the second quarter of fiscal 2010. Direct sales (Internet and Phone) increased 13% to $116.0 million. Direct sales increased 16% to $102.5 million in the second quarter of fiscal 2010.

•

Gross margin was 36.5% compared to 44.6% in the second quarter of fiscal 2010. The decrease in gross margin was impacted by amortization of step-up in inventory value and the net impact of favorable/unfavorable store lease amortization which totaled $23.0 million that were recorded in connection with the acquisition.

•

Selling, general and administrative expenses increased to $146.4 million from $122.5 million in the second quarter of fiscal 2010. The second fiscal quarter includes $14.0 million of incremental expenses as a result of purchase accounting and related transaction impact which includes: $5.5 million increase in depreciation and amortization related to purchase accounting and a $6.5 million charge in connection with the August 30, 2011 settlement of the shareholder litigation and certain legal costs.

•

Operating income was $12.3 million, or 2.8% of revenues, compared to $59.0 million, or 14.5% of revenues, in the second quarter of fiscal 2010. Operating income in the second quarter of fiscal 2011 includes $37.0 million of incremental costs and amortization incurred with the acquisition and related to purchase accounting. Operating income in the second quarter of fiscal 2010 included a benefit of $3.2 million in share-based compensation for recognition of forfeited share-based awards.

•

Net loss was $10.5 million compared with net income of $34.9 million in the second quarter of fiscal 2010. The second quarter of fiscal 2011 was impacted by costs and amortization incurred with the acquisition and related to purchase accounting as noted above and increased interest expense as a result of debt incurred in connection with the acquisition.

•

Adjusted EBITDA in the second quarter of fiscal 2011 was $64.2 million compared to $69.5 million in the second quarter of fiscal 2010. An explanation of how we use Adjusted EBITDA and a reconciliation of net income (loss) to Adjusted EBITDA are included in Exhibit (3).

First Six Months highlights:

•

Revenues increased 3% to $844.4 million. Comparable company sales were flat in the first six months of fiscal 2011. Comparable company sales increased 14% in the first six months of fiscal 2010. Store sales increased 1% to $592.2 million, with comparable store sales decreasing 3%. Comparable store sales increased 13% in the first six months of fiscal 2010. Direct sales increased 9% to $236.3 million. Direct sales increased 18% to $216.9 million in the first six months of fiscal 2010.

•

Gross margin was 40.3% compared to 46.8% in the first six months of fiscal 2010. The decrease in gross margin was impacted by amortization of step-up in inventory value and the net impact of favorable/unfavorable store lease amortization which totaled $26.7 million that were recorded in connection with the acquisition.

•

Selling general and administrative expenses increased to $351.6 million from $249.7 million in the first six months of fiscal 2010. The first six months of fiscal 2011 includes $95.5 million of incremental expenses as a result of purchase accounting and related transaction impact which includes: $32.2 million of transaction expenses, $44.7 million of acquisition related share based compensation, $8.9 million increase in depreciation and amortization related to purchase accounting, and a reserve for litigation settlement and legal costs of $6.5 million.

•

Operating loss was $11.7 million, or 1% of revenues, compared with operating income of $134.4 million, or 16.4% of revenues, in the first six months of fiscal 2010. Operating loss in the first six months of fiscal 2011 includes $122.2 million of incremental costs and amortization incurred with the acquisition and related to purchase accounting. Operating income in the first six months of fiscal 2010 included a benefit of $3.2 million in share-based compensation for recognition of forfeited share-based awards.

•

Net loss was $40.5 million compared with net income of $79.6 million in the first six months of fiscal 2010. The first six months of fiscal 2011 was impacted by costs and amortization incurred with the acquisition and related to purchase accounting as noted above and increased interest expense as a result of debt incurred in connection with the acquisition.

•	Adjusted EBITDA was $138.9 million compared to $158.4 million in the first six months of fiscal 2010.

Balance Sheet highlights as of July 30, 2011:

•	Cash and cash equivalents were $88.3 million at the end of the second fiscal quarter compared to $340.5 million at the end of the second fiscal quarter in the prior year.

•

Total debt was $1,597 million at the end of the second quarter, comprised of a $1,197 million seven-year senior secured term loan and $400 million in senior unsecured notes maturing in eight years, incurred in connection with the acquisition, compared to $49.2 million at the end of the second fiscal quarter in the prior year.

•

Inventories at the end of the second fiscal quarter were $260.1 million (including $7.4 million of inventory step-up value recorded related to the transaction), compared to $219.5 million at the end of the second quarter of fiscal 2010. Inventory per square foot (excluding step-up value related to the transaction) increased 11% compared to the end of the second quarter of fiscal 2010.

Use of Non-GAAP Financial Measures

This announcement contains non-GAAP financial measures. An explanation of these measures and a reconciliation to the most directly comparable GAAP financial measures are included in Exhibit (3).

Conference Call Information

A conference call to discuss second quarter results is scheduled for today, September 1, 2011, at 4:30 PM Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-0784 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at www.jcrew.com. A replay of this call will be available until September 8, 2011 and can be accessed by dialing (877) 870-5176 and entering conference ID number 377999.

About J. Crew Group, Inc.

J. Crew Group, Inc. is a nationally recognized multi-channel retailer of women’s, men’s and children’s apparel, shoes and accessories. As of August 31, 2011, the Company operates 258 retail stores (including 222 J.Crew retail stores, 10 crewcuts stores and 26 Madewell stores), the J. Crew catalog business, jcrew.com, madewell.com and 93 factory outlet stores. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website www.jcrew.com.

Forward-Looking Statements:

Certain statements herein, including the information in Exhibit 4 hereof, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including our substantial indebtedness and lease obligations, the strength of the economy, declines in consumer spending or changes in seasonal consumer spending patterns, competitive market conditions, our ability to anticipate and timely respond to changes in trends and consumer preferences, our ability to successfully develop, launch and grow our newer concepts, products offerings, sales channels and businesses, material disruption to our information systems, our ability to implement our real estate strategy, our ability to attract and retain key personnel, interruptions in our foreign sourcing operations, impact of costs of mailing, paper and printing, and other factors which are set forth in the Company’s Annual Report on Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit (1)

J.Crew Group, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except percentages)	Three Months Ended July 30, 2011	Three Months Ended July 31, 2010	Six Months Ended July 30, 2011	Six Months Ended July 31, 2010
	(Successor)	(Predecessor)	(Combined)	(Predecessor)
Net sales
Stores	$311,046	$294,999	$592,223	$584,980
Direct	115,955	102,511	236,316	216,866

	427,001	397,510	828,539	801,846
Other	8,014	10,009	15,932	19,552

Total Revenues	435,015	407,519	844,471	821,398

Costs of goods sold, buying and occupancy costs	276,350	225,967	504,544	437,248

Gross profit	158,665	181,552	339,927	384,150
As a percent of revenues	36.5%	44.6%	40.3%	46.8%

Selling, general and administrative expenses	146,385	122,540	351,608	249,719
As a percent of revenues	33.7%	30.1%	41.6%	30.4%

Operating income (loss)	12,280	59,012	(11,681)	134,431
As a percent of revenues	2.8%	14.5%	(1.4)%	16.4%

Interest expense, net	25,713	632	42,405	1,259

Income (loss) before income taxes	(13,433)	58,380	(54,086)	133,172

Provision (benefit) for income taxes	(2,889)	23,471	(13,598)	53,537

Net income (loss)	$(10,544)	$34,909	$(40,488)	$79,635

Exhibit (2)

J.Crew Group, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	July 30, 2011	January 29, 2011	July 31, 2010
	(Successor)	(Predecessor)	(Predecessor)
Assets
Current assets:
Cash and cash equivalents	$88,338	$381,360	$340,489
Inventories	260,137	214,431	219,526
Prepaid expenses and other current assets	43,634	39,104	29,203
Prepaid income taxes	70,979	—	7,876

Total current assets	463,088	634,895	597,094

Property and equipment, net	249,716	197,210	188,476

Favorable lease commitments, net	55,613	—	—

Deferred financing costs, net	63,529	970	2,575

Deferred income taxes, net	—	20,171	14,851

Intangible assets, net	990,225	4,343	4,202

Goodwill	1,686,220	—	—

Other assets	2,735	2,577	2,800

Total assets	$3,511,126	$860,166	$809,998

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$157,057	$147,083	$131,311
Other current liabilities	115,828	117,642	89,204
Current portion of long-term debt	12,000	—	49,229
Income taxes payable	—	1,673	—
Deferred income taxes, net	5,678	4,277	958

Total current liabilities	290,563	270,675	270,702

Long-term debt	1,585,000	—	—

Unfavorable lease commitments and deferred credits, net	46,480	67,665	64,548

Deferred income taxes, net	411,994	—	—

Other liabilities	28,308	10,705	10,486

Stockholders’ equity	1,148,781	511,121	464,262

Total liabilities and stockholders’ equity	$3,511,126	$860,166	$809,998

Exhibit (3)

J.Crew Group, Inc.

Non-GAAP Financial Measure

(Unaudited)

The following table reconciles net income (loss) reflected on the Company’s condensed consolidated statements of operations (prepared in accordance with GAAP) to Adjusted EBITDA (a non-GAAP measure), to cash provided by (used in) operating activities (prepared in accordance with GAAP) and then to cash and cash equivalents as reflected on the condensed consolidated balance sheet (prepared in accordance with GAAP).

(in millions)	Three Months Ended July 30, 2011	Three Months Ended July 31, 2010	Six Months Ended July 30, 2011	Six Months Ended July 31, 2010
	(Successor)	(Predecessor)	(Combined)	(Predecessor)

Net income (loss)	$(10.5)	$34.9	$(40.5)	$79.6
Provision (benefit) for income taxes	(2.9)	23.5	(13.6)	53.5
Interest expense, net	25.7	0.6	42.4	1.3
Depreciation and amortization	18.1	12.5	33.9	24.2

EBITDA	30.4	71.5	22.2	158.6

Adjustments:
Share-based compensation	1.1	—	47.1	3.5
Inventory step-up amortization	22.0	—	25.1	—
Amortization of favorable leases	3.3	—	5.4	—
Amortization of unfavorable leases, deferred rent and landlord contributions	(1.2)	(2.0)	(2.8)	(3.7)
Transaction costs	—	—	32.2	—
Transaction-related litigation	6.5	—	6.5	—
Other	2.1	—	3.2	—

Adjusted EBITDA	64.2	69.5	138.9	158.4

Taxes paid	(5.0)	(48.5)	(9.0)	(55.4)
Interest paid	(17.6)	(0.4)	(17.8)	(0.6)
Changes in operating assets and liabilities	5.8	(4.0)	(157.1)	(47.1)

Net cash provided by (used in) operating activities	47.4	16.6	(45.0)	55.3
Net cash used in investing activities	(236.5)	(11.0)	(3,028.4)	(18.1)
Net cash provided by (used in) financing activities	(3.1)	2.6	2,780.4	5.2

Increase (decrease) in cash	(192.2)	8.2	(293.0)	42.4
Cash and cash equivalents, beginning balance	280.5	332.3	381.3	298.1

Cash and cash equivalents, ending balance	$88.3	$340.5	$88.3	$340.5

We present the non-GAAP financial measure Adjusted EBITDA because we use this measure to monitor and evaluate both the performance of our business and our liquidity, and we believe the presentation of this measure will enhance investors’ ability to analyze trends in our business, evaluate our performance relative to other companies in our industry and evaluate our ability to service our debt.

Adjusted EBITDA does not reflect the impact of items such as non-cash share-based compensation, transaction costs, litigation costs, sponsor monitoring fees, as well as the impact of purchase accounting adjustments resulting from the acquisition of the Company by affiliates of TPG Capital, L.P. and Leonard Green & Partners, L.P.

Adjusted EBITDA is not a presentation made in accordance with generally accepted accounting principles in the U.S. (GAAP) and this computation may vary from others in the industry. Adjusted EBITDA should not be considered as an alternative to net income or other GAAP measures as a measure of operating performance or cash flows as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation to, or as a substitute for analysis of the Company’s results as reported under GAAP.

The addition of the predecessor and successor period amounts to present combined totals is not consistent with GAAP and may yield results that are not comparable on a period-to-period basis due to the changes of accounting basis during these periods.

Exhibit (4)

Actual and Projected Store Count and Square Footage (Note 1)

		(Note 2)	(Note 2)
Projected Fiscal 2011 Quarter	Total stores open at beginning of the quarter	Number of stores opened during the quarter	Number of stores closed during the quarter	Total stores open at end of the quarter
1st Quarter (Actual)	333	5	1	337
2nd Quarter (Actual )	337	6	0	343
3rd Quarter (Projected)	343	17	0	360
4th Quarter (Projected)	360	5	3	362

Projected Fiscal 2011 Quarter	Total gross square feet at beginning of the quarter	Gross square feet for stores opened or expanded during the quarter	Reduction of gross square feet for stores closed or downsized during the quarter	Total gross square feet at end of the quarter
1st Quarter (Actual)	2,006,999	31,039	(6,461)	2,031,577
2nd Quarter (Actual)	2,031,577	21,454	0	2,053,031
3rd Quarter (Projected)	2,053,031	83,726	0	2,136,757
4th Quarter (Projected)	2,136,757	16,536	(14,616)	2,138,677

Note 1 –	Store count and square footage summary excludes three clearance store locations. Above summary also includes one factory store that is temporarily closed at the time of this announcement due to flooding.
Note 2 –

Actual and Projected number of stores to be opened and closed during Fiscal 2011 by quarter:

1st Quarter – one retail, one factory, one retail crewcuts and two Madewell stores. We closed one retail store (actual).

2nd Quarter – three factory, one crewcuts factory and two Madewell stores (actual).

3rd Quarter – six retail, four factory and seven Madewell stores (projected)

4th Quarter – one retail, one factory, one crewcuts factory and two Madewell stores.

We anticipate closing two retail and one Madewell store (projected).

Exhibit (5)

Historical Comparable Sales

(Unaudited)

Fiscal 2010 Quarter	(a) Comparable Company Sales	Comparable Store Sales	Direct Sales
1st Quarter	16%	15%	20%
2nd Quarter	12%	11%	16%
3rd Quarter	2%	(1%)	12%
4th Quarter	0%	(5%)	12%

Fiscal 2011 Quarter
1st Quarter	(3%)	(6%)	5%
2nd Quarter	3%	1%	13%

(a)	Comparable company sales include comparable store sales, direct sales and shipping and handling fees.